UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2006

WESCORP ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30095 (Commission File Number)	33-0921967 (IRS Employer Identification No.)

8709 – 50 Avenue, Edmonton AB, Canada T6E 5H4

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (780) 482-4200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 1, 2006, the registrant appointed Robert Nicolay to the Board of Directors. Since 2005, Mr. Nicolay has been the president of Aurora Borealis Management, an Alberta firm that provides corporate governance, energy investment, operations analysis, strategic development and execution advisory services for public, private and government energy corporations. From 1999 to 2005, he was president and chief executive officer of ENMAX Corporation, a wholly-owned electric utility subsidiary of the City of Calgary in Alberta, Canada, formed in 1997 to compete in Canada’s first deregulated electricity generation, transmission and trading industry.

Mr. Nicolay has no prior relationship and has not entered into any transaction with the registrant. He is not related to any officer or director of the registrant.

Item 9.01	Financial Statements and Exhibits

Regulation S-B Number	Document
99.1	Press release dated May 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.
May 1, 2006	By: /s/ Doug Biles Doug Biles, President & CEO